500 PLAZA DRIVE
SECAUCUS, NJ 07094
PHONE 201.453.6400

August 1, 2023

Sheamus Toal
27 Cardinal Court
West Nyack, NY 10994

Dear Sheamus,

Congratulations on your promotion to Chief Operating Officer, Chief Financial Officer. The following are the relevant details of your new role. Unless expressly stated below, all other terms and conditions of your employment remain unchanged.

•EFFECTIVE DATE: August 1, 2023

•ANNUAL BASE SALARY: $725,000.00

•Your target bonus will be 100% of your annual salary.

•In addition to the equity award of $1,300,000.00 made to you on 6/9/2023, you will receive an award of $400,000.00 to bring your total 2023 annual equity award to $1,700,000.00.

•Types of awards - (i) $200,000.00 will be in the form of Time-Based RSUs and (ii} $200,000.00 will be in the form of Performance-Based RSUs.

•The Grant date for these awards will be August 1, 2023.

This letter is not to be construed as an employment contract, expressed or implied, and it is specifically understood that your employment remains at-will (this means that either you or the Company may terminate your employment at any time with or without cause} and further that there is no intent on the part of the Company or yourself,for continued employment of any specified period of time.

I am confident you will continue to make a strong contribution to our growth and success in your new role!

Sincerely,		Agreed and Accepted:

/S/ Jane Elfers	August 1, 2023	/S/ Sheamus Toal	August 1, 2023
Jane Elfers	Date	Sheamus Toal	Date
President & CEO